Exhibit 10.3

NU HOLDINGS LTD.	NU HOLDINGS LTD.
SHARE OPTION PLAN	PLANO DE OPÇÃO DE COMPRA DE
AÇÕES

1. Purposes of the Plan and Investors.	1. Objetivos do Plano e Investidores.

1.1 Purposes. The purpose of this Share Option Plan (“Plan”) is the granting of non- qualified share options (“Options”) issued by Nu Holdings Ltd. (“Company”) to encourage its key executives, professionals and other persons or legal entities performing bona fide services to the Company or any of its direct or indirect subsidiaries (“Investors”) to invest in the Company, to promote their commitment to the Company’s results and the expansion of its business in the long term, by providing Investors with the opportunity to acquire shares of the Company, subject to the terms and conditions provided herein. The formalization of the Plan shall occur upon the execution by the Company and each Investor of an Option Grant Agreement which shall specify the individual terms and conditions under which the option for subscription of shares of the Company is granted (“Option Grant Agreement” – Annex II).	1.1 Objetivos. Este Plano de Opção de Compra de Ações (“Plano”) tem por objetivo a concessão de opções de ações de emissão da Nu Holdings Ltd. (“Sociedade”), com o intuito de incentivar seus principais executivos, profissionais e demais pessoas físicas ou jurídicas prestadoras de serviços de boa-fé para a Sociedade ou quaisquer de suas subsidiárias diretas ou indiretas (“Investidores”) a investirem na Sociedade, promovendo seu compromisso com os resultados da Sociedade e a expansão de suas atividades ao longo prazo, concedendo aos Investidores a oportunidade de adquirirem ações da Sociedade, sujeito aos termos e às condições estabelecidos no presente Plano. O Plano será formalizado através da celebração pela Sociedade e por cada Investidor de um Termo de Outorga de Opção, o qual deverá especificar os termos e as condições individuais aplicáveis à concessão de sua opção para a subscrição de ações da Sociedade (“Termo de Outorga de Opção” – Anexo II).

1.2 Nature. The Plan has a mercantile nature, is optional, onerous, does not assure future gains, and shall not be interpreted as compensation or salary.	1.2 Natureza. O Plano possui natureza mercantil, opcional, onerosa, bem como não garante ganhos futuros, e não deve ser interpretado como remuneração ou salário.

2. Management of the Plan.	2. Administração do Plano.

2.1 Management. The Plan shall be managed by the Board of Directors of the Company; provided, however, that the Company’s Chief Executive Officer (the “CEO”) shall have the authority to manage grants to an Investor for Option Shares (as defined below) constituting one percent (1%) or less of the Company’s then outstanding fully diluted capital stock (i.e., assuming full conversion and/or exercise of all Preferred Shares, as well as any shares held at Company’s treasury, if applicable).	2.1 Administração. O Plano será administrado pelo Conselho de Administração da Sociedade; estabelecido, no entanto, que o Diretor Presidente da Sociedade (o “Diretor Presidente”) terá autoridade para administrar as outorgas de Ações da Opção (conforme definição a seguir) a um Investidor que represente 1% (um por cento) ou menos do capital social da Sociedade totalmente diluído à época em circulação (ou seja, assumindo a integral conversão e/ou exercício de todas as Ações Preferenciais, bem como quaisquer ações mantidas na tesouraria da Sociedade, se aplicável).

2.2 Authority. Subject to the terms and conditions of the Plan the directors (or the CEO, as applicable) shall have full authority to take all necessary and adequate measures for the management of the Plan.	2.2 Autoridade. Sujeito aos termos e as condições do Plano, os conselheiros (ou o Diretor Presidente, conforme aplicável) terão plena autoridade para adotar todas as medidas necessárias e adequadas à administração do Plano.

3. Shares Subject to the Plan.	3. Ações Objeto do Plano.

3.1 Limit of Share Options Granted. The options to subscribe for shares granted herein refer to the rights for the subscription of an aggregate number of Class A Ordinary Shares of the Company, as defined in the Company’s Memorandum and Articles of Association, as amended from time to time (“Ordinary Shares”) equal to the aggregate number of Ordinary Shares of the Company that are authorized to be awarded under the Company’s 2020 Omnibus Incentive Plan. The Company shall, during the term of the Plan, at all times reserve and keep available sufficient Ordinary Shares to satisfy the requirements of the Plan. Ordinary Shares offered under the Plan may be authorized but unissued Ordinary Shares.	3.1 Limite às Opções de Ações Concedidas. As opções de subscrição de ações aqui concedidas referem-se aos direitos de subscrição de um número total de Ações Ordinárias de Classe A da Sociedade, conforme definido no Memorando e Contrato Social da Sociedade, conforme alterado de tempos em tempos (“Ações Ordinárias”) igual ao número total de Ações Ordinárias da Sociedade que estão autorizadas a serem outorgadas sob o Plano de Incentivo Omnibus 2020 da Sociedade. A Sociedade deverá, durante a vigência do Plano, reservar e manter sempre disponíveis Ações Ordinárias suficientes para satisfazer as exigências do Plano. As Ações Ordinárias oferecidas sob o Plano podem ser Ações Ordinárias autorizadas mas não emitidas.

3.2 Additional Shares. In the event that an outstanding Option for any reason expires or is canceled, the Ordinary Shares allocable to the unexercised portion of such Option shall be added to the number of Ordinary Shares then available for issuance under the Plan. For the avoidance of doubt, the following will not again become available for issuance under the Plan: (i) any Ordinary Shares withheld in respect of taxes relating to any Option and (ii) any Ordinary Shares tendered or withheld to pay the exercise price of Options.	3.2 Ações Adicionais. Caso as Ações Ordinárias anteriormente emitidas sob este Plano sejam readquiridas pela Sociedade, tais Ações Ordinárias serão acrescentadas ao número de Ações Ordinárias então disponível para emissão sob este Plano. Caso uma Opção em circulação expire ou seja cancelada por qualquer motivo, as Ações Ordinárias alocáveis para a parte não exercida de tal Opção serão incluídas ao número de Ações Ordinárias disponíveis para emissão sob este Plano.

3.3 Rights of the Shares. The Option Shares subscribed for and paid up by the Investors upon the exercise of each Option shall bear all rights and obligations of the Ordinary Shares of the Company, pursuant to the Company’s Memorandum and Articles of Association.	3.3 Direitos das Ações. As Ações da Opção subscritas e integralizadas pelos Investidores quando do exercício de cada Opção terão todos os direitos e obrigações inerentes às Ações Ordinárias da Sociedade, de acordo com o estatuto social da Sociedade.

4. Options.	4. Opções.

4.1 Options. The Company may grant to each of the Investors Options to subscribe for a certain number of Ordinary Shares of the Company, as set forth on the respective Option Grant Agreement to be executed by the Company and an Investor (the “Option Shares”). The maximum number of Ordinary Shares which may be issued under this Plan shall be equal to the aggregate number of Ordinary Shares of the Company that are authorized to be awarded under the Company’s 2020 Omnibus Incentive Plan	4.1 Opções. A Sociedade poderá oferecer a cada Investidor a opção (cada, uma “Opção”) de subscrever certa determinada quantidade de Ações Ordinárias da Sociedade, conforme descrito no respectivo Termo de Outorga de Opção a ser celebrado pela Sociedade e por um Investidor (as “Ações da Opção”). A quantidade máxima de Ações Ordinárias que poderá ser emitidas sob este Plano será igual ao número total de Ações Ordinárias da Sociedade que estão autorizadas a serem outorgadas sob o Plano de Incentivo Omnibus 2020 da Sociedade.

4.2 Unless otherwise set forth on the applicable Option Grant Agreement executed by the Company and an Investor, the Option Shares shall have a vesting period of five (5) years (the “Vesting Period”) commencing on the date of execution of the respective Option Grant Agreement or in any other day provided therein, as follows: (a) the right to exercise 20% of the Option Shares shall vest after the completion of a period of twelve (12) months of continued Service by the applicable Investor; and (b) the right to exercise Options related to the remaining 80% of the Option Shares shall vest in equal monthly proportional installments over the following forty-eight (48) months of continued Service thereafter. “Service” shall mean the rendering of bona fide services to the Company or to a subsidiary of the Company as an officer, employee, consultant, advisor, third party legal entity rendering services to the Company or to a subsidiary of the Company.	4.2 Salvo se de outra forma estabelecido no Termo de Outorga de Opção aplicável celebrado pela Sociedade e por um Investidor, as Ações da Opção estarão sujeitas ao prazo de investidura de 5 (cinco) anos (o “Prazo de Investidura”), a se iniciar na data de celebração do respectivo Termo de Outorga de Opção ou em qualquer outra data nele referida, como segue: (a) o direito de exercer 20% das Ações da Opção poderá ser exercido após a conclusão de um período de 12 (doze) meses de Serviços continuados pelo Investidor aplicável; e (b) o direito de exercer os 80% remanescentes das Ações da Opção poderá ser exercido em parcelas proporcionais iguais e mensais durante os 48 (quarenta e oito) meses seguintes de prestação de Serviços continuados. “Serviço” significa os serviços de boa-fé para a Sociedade ou para uma subsidiária da Sociedade, na qualidade de diretor, empregado, consultor ou assessor, terceiro entidade jurídica que preste serviços à Sociedade ou a uma subsidiária da Sociedade.

4.2.1 In specific cases, as determined by the CEO, the Option Shares shall have a vesting period of four (4) years (the “Extraordinary Vesting Period”), commencing on the date of execution of the respective Option Grant Agreement or in any other day provided therein, as follows: (a) the right to exercise 25% of the Option Shares shall vest after the completion of a period of twelve (12) months of continued Service by the applicable Investor; and (b) the right to exercise Options related to the remaining 75% of the Option Shares shall vest in equal monthly proportional installments over the following thirty-six (36) months of continued Service thereafter.	4.2.1 Em casos específicos, conforme determinado pelo Diretor Presidente, as Ações da Opção estarão sujeitas ao prazo de investidura de 4 (quatro) anos (o “Prazo Extraordinário de Investidura”), a se iniciar na data de celebração do respectivo Termo de Outorga de Opção ou em qualquer outra data nele referida, como segue: (a) o direito de exercer 25% das Ações da Opção poderá ser exercido após a conclusão de um período de 12 (doze) meses de Serviços continuados pelo Investidor aplicável; e (b) o direito de exercer os 75% remanescentes das Ações da Opção poderá ser exercido em parcelas proporcionais iguais e mensais durante os 36 (trinta e seis) meses seguintes de prestação de Serviços continuados.

4.3 Notwithstanding the foregoing, the Board (or the CEO, as applicable) may agree with certain Investors, as set forth on the applicable Option Grant Agreement, that if the Company undergoes a Change of Control (as defined below), all of the Ordinary Shares subject to the Option that remain unvested will automatically become vested. For purposes hereof “Change of Control” shall mean (a) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, continue to hold at least a majority of the voting power of the surviving entity in substantially the same proportions (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; (b) any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred; provided that a Change of Control shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof; or (c) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company.	4.3 Não obstante o que se segue, o Conselho de Administração (ou o CEO, conforme o caso) podem acordar com determinados Investidores, conforme estabelecido no Termo de Outorga de Opção aplicável, que se a empresa passar por uma Mudança de Controle (conforme definido abaixo), a totalidade das Ações Ordinárias objeto da Opção que restarem não exercidas se tornarão automaticamente exercíveis. Para fins deste contrato “Mudança de Controle” significa (a) qualquer fusão ou incorporação da Sociedade, de ou por qualquer outra companhia ou entidade ou pessoa, ou qualquer outra forma de reorganização societária, que não sejam de consolidação, fusão ou reorganização nas quais os acionistas da Sociedade imediatamente antes de tal incorporação, fusão ou reorganização, continuem a deter pelo menos a maioria do capital votante da entidade sobrevivente, substancialmente nas mesmas proporções (ou, se a entidade sobrevivente for uma subsidiária integral de sua controladora) imediatamente após a incorporação, fusão ou reorganização; (b) qualquer operação ou série de operações relacionadas das qual(is) a Sociedade for parte, em que mais de 50% (cinquenta por cento) do capital votante da Sociedade seja transferido; desde que a Mudança de Controle não inclua qualquer operação ou série de operações, principalmente para fins de financiamento de capital, de boa-fé, em que fundos sejam recebidos pela Sociedade ou qualquer sucessor ou endividamento da Sociedade seja cancelado ou convertido ou uma combinação destes; ou (c) a venda, arrendamento, licença exclusiva ou outra forma de alienação de todos ou substancialmente todos os ativos da Sociedade.

4.4 Exercise of the Option. Subject to the vesting provisions set forth in Section 4.2 above, in the event that any Investor decides to exercise part or the totality of his/her Option, he/she shall send a notification to the Company (the “Option Exercise Notice” – Annex III) informing his/her intention to exercise such Option and the number of Option Shares he/she	4.4 Exercício da Opção. Sujeito às disposições de investidura estabelecidas na Cláusula 4.2 acima, se um Investidor decidir exercer sua Opção, total ou parcialmente, o Investidor deverá notificar a Sociedade (a “Notificação de Exercício da Opção” – Anexo III), informando sua intenção de exercer a referida Opção e a quantidade de Ações da Opção que o Investidor deseja subscrever com o wishes to subscribe upon the exercise of such Option. The Options may be exercised within ten (10) years after the date of execution of the respective Offer of Options or after such other date as may be set forth in such Offer of Options (the “Option Exercise Period”), unless earlier terminated pursuant to Section 4.3 or Section 5 of this Plan.

4.5    Option Shares Price. For U.S. taxpayers, the price per share to be paid in cash by the Investors for the subscription for the Option Shares (the “Option Shares Price”) shall be at least the fair market value of a share on the date of grant. For non-U.S. taxpayers, the Option Shares Price of each Option will be determined by the Board of Directors in its reasonable discretion. Such Option Shares Price will be set forth on the applicable Option Grant Agreement executed by the Company and such Investors.

4.6    Subscription of the Option Shares. The Investor who sent the Option Exercise Notice shall, within fifteen (15) business days of delivery thereof, pay the applicable aggregate Option Shares Price to the Company through a wire transfer to a bank account provided by the Company to such Investor within five (5) business days of receipt of the Option Exercise Notice, and such Investor shall execute the share purchase agreement for the subscription for the Option Shares subscribed by such Investor. The Company may, in its discretion, require that Investors exercising their options make payment to a subsidiary of the Company. In such circumstances, the subsidiary will purchase such number of Option Shares as are set out in the Option Exercise Notice from the Company and shall thereupon sell such number of Option Shares to the Investor for the aggregate Option Share Price.

exercício da referida Opção. As Opções poderão ser exercidas no prazo de 10 (dez) anos contados da data de celebração da respectiva Oferta de Opções ou contados da data que poderá ser prevista na respectiva Oferta de Opções (o “Prazo de Exercício da Opção”), exceto se terminado antecipadamente nos termos da Cláusula 4.3 ou Cláusula 5 deste Plano.

4.5    Preço das Ações da Opção. O preço por ação a ser integralizado em espécie pelos Investidores para a subscrição das Ações da Opção (o “Preço das Ações da Opção”) corresponderá ao preço determinado pelo Conselho de Administração da Sociedade (ou pelo Diretor Presidente, conforme aplicável de acordo com a Cláusula 2.1), e esse Preço das Ações da Opção será estabelecido no Termo de Outorga de Opção aplicável celebrado pela Sociedade e pelos Investidores.

4.6    Subscrição das Ações da Opção. O Investidor que tenha enviado a Notificação de Exercício da Opção, no prazo de 15 (quinze) dias úteis contados do seu envio, deverá pagar o valor total do respectivo Preço das Ações da Opção para a Sociedade, através de transferência eletrônica para a conta corrente indicada pela Sociedade ao referido Investidor no prazo de 5 (cinco) dias úteis contados do recebimento da Notificação de Exercício da Opção e o Investidor deverá assinar o contrato de compra para a subscrição das Ações da Opção subscritas pelo referido Investidor. A Sociedade poderá, a seu critério, requerer que os Investidores que exercerão suas opções façam o pagamento para uma subsidiária da Sociedade. Nessa circunstância, a subsidiária irá adquirir a quantidade de Ações da Opção descritas na Notificação de Exercício da Opção da Sociedade e deverá então vender tal quantidade de Ações da Opção ao Investidor pelo total do Preço das Ações da Opção.

4.7 Lock-Up. In connection with any underwritten public offering by the Company of its equity securities, including, without limitation, any such offering pursuant to (i) an effective registration statement filed under the United States Securities Act of 1933, as amended (the “Securities Act”) and (ii) an effective registration statement filed or any other measure as provided by Brazilian law or the laws of any jurisdiction under which such offering is carried out, as applicable, and including the Company’s initial public offering, no Investor or transferee thereof shall, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Option Shares acquired pursuant to the Plan without the prior written consent of the Company’s managing underwriter. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriter. In no event, however, shall such period exceed 180 days plus such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions, including without limitation the restrictions set forth in Rule 2711(f)(4) of the National Association of Securities Dealers and Rule 472(f)(4) of the New York Stock Exchange, as amended, or any similar successor rules. The Market Stand-Off shall in any event terminate two (2) years after the date of the Company’s initial public offering. In the event of the declaration of a share dividend, a spin off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Option Shares subject to the	4.7 Restrições à Negociação das Ações – Lock-Up. No que diz respeito a qualquer oferta pública pela Sociedade de seus títulos e valores mobiliários representativos de capital, incluindo, sem limitação, qualquer oferta de acordo com (i) uma declaração de registro eficaz apresentada nos termos da Lei de Valores Mobiliários dos Estados Unidos de 1933 e alterações posteriores (o “Securities Act”); e (ii) providenciar comprovante de registro devidamente arquivado ou qualquer outra medida prevista pela legislação brasileira ou pelas leis de qualquer jurisdição onde tal oferta ocorrer, conforme o caso, e incluindo a oferta pública inicial da Sociedade, nenhum Investidor nem seus cessionários poderão, direta ou indiretamente, vender, efetuar qualquer posição lançadora, emprestar, empenhar, caucionar, oferecer, conceder ou vender qualquer opção ou outro contrato para a compra, adquirir qualquer opção ou outro contrato para a venda, ou de outra forma alienar ou transferir ou concordar em praticar quaisquer das operações acima mencionadas com relação a quaisquer Ações da Opção adquiridas de acordo com o Plano, sem o consentimento prévio e por escrito do managing underwriter da Sociedade. Essa restrição (a “Restrição de Mercado”) irá vigorar pelo prazo contado da data do prospecto definitivo da oferta que venha a ser solicitado pela Sociedade ou pelo referido underwriter. Entretanto, em nenhuma hipótese esse prazo será superior a 180 dias acrescido de qualquer prazo adicional que possa ser razoavelmente solicitado pela Sociedade ou pelo referido underwriter para a acomodação das restrições regulatórias (i) na publicação ou outra forma de distribuição dos relatórios de pesquisa ou (ii) nas recomendações e pareceres de analistas, incluindo, sem limitação, as restrições previstas na Regra 2711(f)(4) da Associação Nacional de Corretoras (National Association of Securities Dealers) e na Regra 472(f)(4) da Bolsa de Valores de Nova York, e alterações posteriores, ou quaisquer regras similares que as sucedam. Em qualquer hipótese, a Restrição de Mercado irá se encerrar 2 (dois) anos após a data da oferta pública inicial da Sociedade. Na hipótese de declaração de dividendos em ações, cisão, desdobramento de ações, ajuste de cociente de conversão, recapitalização ou de uma operação similar que afete os títulos e valores mobiliários em circulação da Sociedade sem o recebimento de uma contraprestação, quaisquer títulos e valores mobiliários novos, substitutos ou adicionais que, em virtude da referida operação, sejam

Market Stand-Off, or into which such Option Shares thereby become convertible, shall immediately be subject to the Market Stand- Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Option Shares acquired under the Plan until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreeme\nt set forth in this Section 4.6. This Section 4.6 shall not apply to any Option Shares registered in the public offering under the Securities Act.	distribuídos com relação a quaisquer Ações da Opção objeto da Restrição de Mercado ou nos quais essas Ações da Opção se tornem dessa forma conversíveis estarão imediatamente sujeitos à Restrição de Mercado. Para a execução da Restrição de Mercado, a Sociedade poderá impor instruções de vedação de transferência com relação às Ações da Opção adquiridas nos termos do Plano até o término do prazo da restrição aplicável. Os underwriters da Sociedade serão os beneficiários do acordo com o estabelecido nesta Cláusula 4.6. Esta Cláusula 4.6 não será aplicável a nenhuma Ação da Opção registrada na oferta pública nos termos do Securities Act.

An annotation substantially as follows shall be placed on all certificates (if any) representing all Option Shares of each Investor or, if the Option Shares are not certificated, the following annotation will be inserted on the pages of the register of members of the Company in which the Option Shares are registered:	Uma anotação substancialmente conforme descrita abaixo deverá ser incluída em todos os certificados (se houver) representando todas as Ações da Opção de cada Investidor ou, se as Ações da Opção não tiverem certificados, a anotação descrita abaixo será incluída nas páginas do registro de ações da Sociedade em que as Ações da Opção forem registradas:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK- UP PERIOD OF UP TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.	OS TÍTULOS E VALORES MOBILIÁRIOS REPRESENTADOS POR ESTE CERTIFICADO ESTÃO SUJEITOS A RESTRIÇÃO À NEGOCIAÇÃO (LOCK-UP) PELO PERÍODO DE ATÉ 180 DIAS APÓS A DATA EFETIVA DO REGISTRO DA DECLARAÇÃO DO EMISSOR FEITA CONFORME O SECURITIES ACT, CONFORME ESTABELECIDO EM UM CONTRATO ENTRE A SOCIEDADE E O DETENTOR DESSES TÍTULOS E VALORES MOBILIÁRIOS, SENDO QUE UMA CÓPIA DE TAL CONTRATO PODERÁ SER OBTIDA NA SEDE DO EMISSOR. TAL PERÍODO DE RESTRIÇÃO À NEGOCIAÇÃO (LOCK-UP) É VINCULANTE AOS CESSINÁRIOS DE TAIS AÇÕES.

4.8 Rights as a Shareholder. An Investor shall have no rights as a Shareholder with respect to any Ordinary Shares covered by the Investor’s Option until such person becomes entitled to receive such Ordinary Shares by sending an Option Exercise Notice, by paying the Option Shares Price pursuant to the terms of such Option and by being entered on the register of members of the Company as a shareholder.	4.8 Direitos como um Acionista. Um Investidor não terá direitos como um Acionista em relação às Ações Ordinárias cobertas pela Opção do Investidor até que tal pessoa tenha direito a receber tais Ações Ordinárias mediante o envio da Notificação de Exercício da Opção, mediante o pagamento do Preço das Ações da Opção de acordo com os termos de tal Opção e mediante o registro do seu nome como um acionista no registro de ações da Sociedade.

4.9 Securities Act Requirements. Ordinary Shares shall not be issued under the Plan unless, in the opinion of counsel acceptable to the Board of Directors, the issuance and delivery of such Ordinary Shares comply with (or are exempt from) all applicable requirements of law, and the Company has obtained any approval or favorable ruling from a governmental agency which the Company determines is necessary or advisable.	4.9 Requisitos do Securities Act. As Ações Ordinárias não serão emitidas sob este Plano se, na opinião de um advogado aceitável pelo Conselho de Administração, a emissão e a entrega de tais Ações Ordinárias cumpram com (e são isentas de) todas os requisitos legais, bem como a Sociedade tenha obtido qualquer aprovação ou decisão favorável de um órgão governamental que seja determinado pela Sociedade como necessário ou recomendável.

4.10 Change of Control. In the event of a Change of Control, all Ordinary Shares acquired under the Plan and all Options outstanding on the effective date of the transaction shall be treated in the manner described in the definitive transaction agreement (or, if there is no definitive transaction agreement with the Company, in the manner determined by the Board of Directors). Such determination does not need to treat all Options (or all portions of an Option) in an identical manner. The treatment specified in the transaction agreement may include, without limitation, one or more of the following with respect to each outstanding Option:	4.10 Mudança de Controle. Caso ocorra uma Mudança de Controle, todas as Ações Ordinárias adquiridas sob este Plano e todas as Opções em circulação na data efetiva da operação serão tratadas na forma descrita nos documentos definitivos da operação (ou, caso não haja qualquer documento definitivo da operação com a Sociedade, serão tratadas na forma determinada pelo Conselho de Administração). Tal determinação não precisa tratar todas as Opções (ou todas as partes de uma Opção) de forma idêntica. O tratamento especificado no documento da operação poderá incluir, sem limitação, um ou mais do quanto segue em relação a cada Opção em circulação:

(i) Continuation of the Option by the Company (if the Company is the surviving company)	(i) Continuação da Opção pela Sociedade (se a Sociedade for a entidade sobrevivente);

(ii) Assumption of the Option by the surviving company or its parent;	(ii) Assunção da Opção pela entidade sobrevivente ou sua controladora;

(iii) Substitution by the surviving company or its parent of a new option;	(iii) Substituição, pela entidade sobrevivente ou sua controladora, por uma nova opção;

(iv) Cancellation of the Option and a payment to the Investor of the intrinsic value, if any, of the vested portion of the Option, as determined by the Board of Directors, in cash, cash equivalents or equity, subject to any escrow, holdback, earn-out or similar provisions in the transaction agreement;	(iv) Cancelamento da Opção e pagamento ao Investidor do valor intrínseco, se houver, da parte exercível da Opção, conforme determinado pelo Conselho de Administração, em dinheiro, outras disponibilidades ou títulos e valores mobiliários representativos de capital, sujeitos a qualquer depósito em garantia, retenção, earn-out ou disposições similares no contrato da operação;

(v) Suspension of the Investor’s right to exercise the Option during a limited period of time preceding the closing of the transaction if such suspension is administratively necessary to permit the closing of the transaction.	(v) Suspensão dos direitos do Investidor de exercício da Opção durante um período limitado antes do fechamento da operação caso tal suspensão seja administrativamente necessária para permitir o fechamento da operação.

For the avoidance of doubt, the Board of Directors has discretion to accelerate, in whole or part, the vesting and exercisability of an Option in connection with a corporate transaction covered by this Section 4.10, regardless of whether or not such acceleration is contemplated in the Option Grant Agreement corresponding to such Option.	Para fins de clareza, o Conselho de Administração tem discricionariedade para antecipar, no todo ou em parte, a investidura e o exercício de um Opção em conexão com a operação societária prevista nesta Cláusula 4.10, independentemente se tal antecipação estiver contemplada no Termo de Outorga de Opção relativo a tal Opção.

5. Termination of the Options.	5. Rescisão das Opções.

5.1 Termination of the Options. Any of the Options shall be automatically terminated within the time period set forth below, without further action on the part of the Company or the applicable Investor and regardless of any formality:	5.1 Rescisão das Opções. Quaisquer Opções serão automaticamente rescindidas no prazo estabelecido abaixo, sem nenhum ato adicional por parte da Sociedade ou do Investidor aplicável e independentemente de qualquer formalidade:

(a) immediately if, before the end of the Option Exercise Period, the Investor notifies the Company in writing of his/her intention not to exercise his/her Option; or	(a) imediatamente, se, antes do vencimento do Prazo do Exercício da Opção, o Investidor notificar a Sociedade, por escrito, de sua intenção de não exercer sua Opção; ou

(b) immediately if the Investor does not exercise his/her Option prior to the end of the Option Exercise Period, under the terms and conditions established herein; or	(b) imediatamente, se o Investidor não exercer sua Opção antes do vencimento do Prazo do Exercício da Opção, observados os termos e as condições estabelecidos neste Plano; ou

(c) if the Investor ceases to provide Service for any reason, then the date one month after the Investor ceases to provide Service (provided that, for the purposes hereof, Service shall be deemed to continue while the Investor is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of Service for this purpose is expressly required by the terms of such leave or by applicable law, as determined by the Company); or	(c) se o Investidor deixar de prestar Serviços por qualquer motivo, então um mês após a cessação dos Serviços pelo Investidor (observado que, para estes efeitos, Serviço será considerado como em continuação enquanto o Investidor estiver em uma licença de boa fé, se tal licença tiver sido aprovada pela Sociedade por escrito e se remuneração contínua de Serviço para este fim for expressamente exigida pelos termos de tal licença ou pela legislação aplicável, conforme determinado pela Sociedade); ou

(d) if the Investor dies or is declared incapable, unless the Investor’s estate executors decide to exercise the Option (i) within six (6) months as of the date when the Investor deceases, or (ii) within twelve (12) months as of the date when the Investor is declared Incapable.	(d) se o Investidor falecer ou for declarado incapaz, salvo se o representante do espólio do Investidor ou curador do Investidor decidir exercer a Opção, (i) no prazo de 6 (seis) meses contados da data do falecimento do Investidor ou (ii) no prazo de 12 (doze) meses contados da data de declaração de incapacidade do Investidor.

5.2    The termination of any of the Investors’ Options shall not affect the Options granted to the other Investors. In this event, the Options granted to the other Investors shall remain in full force and effect.

5.2    A rescisão de qualquer Opção dos Investidores não afetará as Opções concedidas a outros Investidores. Nessa hipótese, as Opções concedidas a outros Investidores permanecerão em pleno vigor e efeito.

6.      Tax Matters.

The Investors hereby acknowledge and agree that they are solely responsible for any and all tax obligations arising from the subscription for the Option Shares, or from the receipt of any payment upon the sale of shares pursuant to Section 6, such as any municipal, state or federal income, employment and capital gains taxes and withholding obligations. In the event that any Investor or the Company determines that it is required to withhold any tax as a result of the Investors’ subscription for shares or payment of shares pursuant to Section 6, the Investors hereby agree to any withholding arrangements satisfactory to the Company to enable it to satisfy all withholding requirements.

6.      Questões Fiscais.

Pelo presente instrumento, os Investidores reconhecem e concordam que são exclusivamente responsáveis por todas e quaisquer obrigações fiscais decorrentes da subscrição das Ações da Opção ou do recebimento de qualquer pagamento em razão da venda das ações de acordo com a Cláusula 6, como, por exemplo, imposto de renda, tributos trabalhistas e sobre ganhos de capital e obrigações de recolhimento, da esfera municipal, estadual ou federal. Se um Investidor ou a Sociedade determinar que estão sujeitos a qualquer obrigação de recolhimento de tributos em decorrência da subscrição das ações ou integralização das ações pelo Investidor de acordo com a Cláusula 6, os Investidores neste ato concordam com quaisquer providências de recolhimento satisfatórias à Sociedade para permitir o cumprimento pela Sociedade de todas as suas obrigações de recolhimento de tributos.

7. Term. The Plan shall be in force for the period of twenty (20) years as of the date of its approval.	7. Prazo de Vigência. O Plano permanecerá em vigor pelo prazo de 20 (vinte) anos contados da data de sua aprovação.

8. General Provisions.	8. Disposições Gerais.

8.1 Filing. This Plan shall be kept with the corporate records of the Company at the registered office of the Company.	8.1 Averbação. O presente Plano será mantido junto aos registros societários da Sociedade em sua sede.

8.2    Non Commitment. This Plan constitutes a remunerated business transaction with an exclusively civil nature and does not entail any labor or social security obligation between the Company and the Investors, be them officers, employees or service providers. Nothing in the Plan or in any right or Option granted under the Plan shall confer upon the Investor any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any parent or subsidiary employing or retaining the Investor) or of the Investor, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

8.2    Inexistência de Compromisso. Este Plano constitui uma operação comercial a título oneroso, exclusivamente de natureza civil, não acarretando nenhuma obrigação trabalhista ou previdenciária entre a Sociedade e os Investidores, sejam eles diretores, empregados ou prestadores de serviços. Nada no Plano ou em qualquer direito ou Opção outorgada nos termos do Plano conferirá ao Investidor o direito de continuar a prestar Serviço por um período de duração específica ou interferirá ou de outra forma restringirá, de qualquer maneira, os direitos da Sociedade (ou qualquer controladora ou subsidiária que contratar o Investidor) ou do Investidor, cujos direitos são expressamente reservados por cada um, para terminar o seu Serviço a qualquer momento e por qualquer motivo, com ou sem justa causa.

8.3 Notices. All notices and other communications given or made pursuant hereto shall be in writing or by electronic mail and shall be deemed effectively given: (i) upon sending if sent by electronic mail, (ii) upon personal delivery to the party to be notified, or (iii) on the delivery date acknowledged by the post office or courier, if sent by registered or certified mail, return receipt requested, postage prepaid. The occurrence of the events set forth in subsections (i), (ii) and (iii) above shall constitute “delivery” of notice. All communications shall be sent to the respective parties at the addresses set forth in the respective Option Grant Agreement executed by the Company and an Investor.	8.3 Notificações. Todas as notificações e demais comunicações enviadas ou efetuadas de acordo com este Plano deverão ser realizadas por escrito ou por correio eletrônico, e serão consideradas como tendo sido efetivamente entregues: (i) no momento do envio se enviadas por correio eletrônico; (ii) quando entregues pessoalmente à parte a ser notificada, ou (iii) na data de entrega confirmada pelo escritório postal ou serviço de entrega expressa (courier), se enviadas por correio registrado ou certificado, com aviso de recebimento e tarifa paga. A ocorrência dos eventos estabelecidos nos itens (i), (ii) e (iii) acima constituirá “entrega” da notificação. Todas as comunicações deverão ser encaminhadas às respectivas partes nos endereços previstos no respectivo Termo de Outorga de Opção celebrado pela Sociedade e por um Investidor.

8.4    Assignment. This Plan and the rights and obligations hereunder may not be assigned or transferred, in whole or in part, at any time, by the Investors, except upon prior written approval of the Company. No Option granted under the Plan or the rights and privileges conferred thereby may be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process.

8.4    Cessão. Este Plano e os direitos e obrigações aqui previstos não poderão ser cedidos ou transferidos, total ou parcialmente, em nenhum momento, pelos Investidores, exceto com a aprovação prévia e por escrito da Sociedade. Nenhuma Opção concedida nos termos do Plano nem os direitos e prerrogativas por ela conferidos poderão ser vendidos, empenhados ou de outra forma transferidos (em virtude de lei ou de outra forma), não estando sujeitos a venda em razão de processo de execução, penhora, cobrança ou processo similar.

8.5 Waiver. Neither the failure of any party to exercise any right provided under this Plan nor to insist upon compliance by any other parties with its obligations hereunder, shall constitute a novation of its terms or as a waiver by such party of its right to exercise any such right, or to demand such compliance.	8.5 Renúncia. A falha por uma das partes em exercer qualquer direito previsto nos termos deste Plano ou em insistir no cumprimento pela outra parte de suas obrigações aqui previstas não constituirá novação dos seus termos nem renúncia pela parte em questão ao seu direito de exercer esse direito ou de demandar o seu cumprimento.

8.6 Successors. This Plan and all of the provisions hereof, shall be binding upon and inure to the benefit of the parties and their respective heirs and successors for all legal purposes.	8.6 Sucessores. Este Plano e todas as suas disposições vincularão e reverterão em benefício das partes e de seus respectivos herdeiros e sucessores para todos os fins legais.

8.7 Omissions. The Board of Directors shall have the power to decide in case of any omission relating to this Plan and shall be entitled to waive any provision of this Plan.	8.7 Omissões. O Conselho de Administração terá autoridade para resolver qualquer omissão pertinente a este Plano e terá o direito de renunciar a qualquer previsão deste Plano.

8.8 Amendments. Any amendment to this Plan is subject to the approval of the Company’s Board which may amend the Plan at any time and for any reason.	8.8 Alterações. Qualquer alteração a este Plano está sujeita à aprovação do Conselho de Administração da Sociedade, que poderão alterar o Plano a qualquer momento e por qualquer motivo.

8.9 Governing Language. This Plan is written in English and in Portuguese. In the event of any inconsistency, the English language version shall govern.	8.9 Idioma Aplicável. Este Plano é redigido em inglês e português. Em caso de qualquer inconsistência, e versão em inglês prevalecerá.
8.10 Governing Law. This Plan shall be governed by and construed in accordance with the laws of the Cayman Islands.	8.10 Lei Aplicável. Este Plano será regido e interpretado de acordo com as leis das Ilhas Cayman.

8.11    Jurisdiction. The parties elect the courts of the Cayman Islands, to resolve any controversy, dispute or claim arising hereunder or otherwise relating to this Plan, with the express waiver of any other court.

8.11    Foro. As partes elegem o foro das Ilhas Cayman para dirimir qualquer controvérsia, litígio ou reivindicação decorrente ou de outra forma pertinente ao presente Plano, com a expressa renúncia a qualquer outro foro.

***

ANNEX I	ANEXO I
OFFER OF OPTIONS	OFERTA DE OPÇÕES

Dear [insert name of beneficiary]	Prezado [inserir nome do Beneficiário]

Nu Holdings Ltd. is pleased to invite you to participate in its Share Option Plan subject to the terms set forth in the attached documents.

Subject to the terms and conditions of the Share Option Plan, the number of Class A Ordinary Shares issuable by the Company in the amount, terms, timing and pricing options at which you are entitled are described below:

Nu Holdings Ltd. tem a satisfação de onvidá-lo a participar de seu Plano de Opção e Ações sujeito aos termos dispostos nos documentos anexos.

Sujeito aos termos e às condições do Plano de Opção de Ações, o número de Ações Ordinárias Classe A de emissão da Sociedade na quantidade, termos, prazos e preços que V.Sa. terá direito estão descritos abaixo:

Date of Award: [—]	Data de Outorga: [—]
Vesting Start Date: [—]	Data de Início da Investidura: [—]
Number of Class A Ordinary Shares: [—]	Número de Ações Ordinárias Classe A: [—]
Vesting Schedule: [—] years and [—] year cliff	Prazo de Maturação: [—] anos e [—] ano cliff
Exercise Price: R$ [—]	Preço de Exercício: R$ [—]
Option Exercise Period expires ten (10) years	Prazo de Exercício da Opção expira 10 (dez)
after: [—]	anos a contar de: [—]

We ask for your attention to read carefully the Share Option Plan, as well as all accompanying documentation.	Pedimos a sua atenção para ler atentamente o Plano de Opção de Ações, bem como toda a documentação anexa.

By signing the attached Option Grant Agreement, you will be contractually bound by the terms and conditions of the Share Option Pan.	Ao assinar o Termo de Outorga de Opção anexo, você estará contratualmente vinculado aos termos e às condições do Plano de Opção de Ações.

The terms and expressions used herein capitalized but not defined herein shall have the meaning assigned to them in the Share Option Plan.	Os termos e expressões ora utilizados em letra maiúscula, mas aqui não definidos, terão o significado a eles atribuídos no Plano de Opção de Ações.

Best regards,	Atenciosamente,

Date / Data:

Nu Holdings Ltd.

ANNEX II	ANEXO II
OPTION GRANT AGREEMENT	TERMO DE OUTORGA DE OPÇÃO

[Name of Beneficiary], [citizenship], [marital status], bearer of identity card No. [—], enrolled with the CPF under No. [—], e-mail [—], agrees to have read and fully understood the Share Option Plan of Nu Holdings Ltd. (“Share Option Plan”).	[Nome do Beneficiário], [nacionalidade], [estado civil], portador do documento de identidade nº [—], inscrito no CPF sob o nº [—], e-mail [—], declara ter lido e entendido integralmente o Plano de Opção de Ações da Nu Holdings Ltd. (“Plano de Opção de Ações”).

Hereby declares that have also received a copy of the following documents:	Declara também ter recebido cópia dos seguintes documentos:

(a) Offer of Options (“Offer”);	(a) Oferta de Opções (“Oferta”);
(b) Notice of Exercise of Options (“Notice”), and	(b) Notificação de Exercício de Opções (“Notificação”); e
(c) Share Option Plan.	(c) Plano de Opção de Ações.

Having examined the documents, the signatory irrevocably states that he/she:	Tendo examinado os referidos documentos, o signatário declara, de forma irrevogável e irretratável:

1. Is aware and agrees with the terms and conditions and all documents above, especially the Share Option Plan. This agreement thus binds his/her heirs and successors, in any capacity whatsoever;	1. Estar ciente e de acordo com os termos e as condições e todos os documentos acima, especialmente o Plano de Opção de Ações, concordância essa que obriga aos seus herdeiros e sucessores, seja a que título for;

2. Adheres through this act to the Share Option Plan and the other referred documents;	2. Aderir neste ato ao Plano de Opção de Ações e aos demais documentos;

3. Is aware that this does not mean adherence to subscription for shares subject to the option itself, which will be effective only under the Share Option Plan and subject to the conditions precedent set forth in the Share Option Plan; and	3. Estar ciente de que a presente adesão não significa a subscrição de ações objeto da opção propriamente dita, a qual, só será efetiva nos termos do Plano de Opção de Ações e sujeito às condições precedentes estabelecidas no Plano de Opção de Ações; e

4. Is aware of the confidentiality of all documents, being hereby bound to the confidentiality of its contents (refraining to reproduce or copy all or part of the documents relating to the Share Option Plan) and the number of shares the option that it was intended, under penalty of cancellation /revocation of the options, except for information that the beneficiary must disclose under applicable law.	4. Estar ciente do caráter confidencial de todos os documentos, e obrigar-se neste ato a manter confidencialidade sobre o seu conteúdo (abstendo-se de reproduzir ou copiar total ou parcialmente os documentos relativos ao Plano de Opções de Ações) e a quantidade de ações objeto da opção de cancelamento/revogação das opções, exceto pelas informações que o beneficiário deve divulgar nos termos da legislação aplicável.

Date / Data:

Name /Nome:

Signature /Assinatura:

ANNEX III NOTICE OF EXERCISE OF OPTIONS	ANEXO III NOTIFICAÇÃO DE EXERCÍCIO DE OPÇÕES

The signatory of this Notice of Exercise of Options, as Beneficiary of the Share Option Plan of Nu Holdings Ltd. (the “Company”), hereby exercises respective options to subscribe of shares under the Share Option Plan and Option Grant Agreement, signed between the undersigned and Nu Holdings Ltd. on [date], quantity and price set forth below:	O signatário da presente Notificação de Exercício de Opções, na qualidade de Beneficiários Plano de Opção de Ações da Nu Holdings Ltd. (“Sociedade”), vem, neste ato, exercer suas opções de subscrição de ações, nos termos do Plano de Opção e Termo de Outorga de Opção, firmado entre o signatário e a Nu Holdings Ltd. em [data], na quantidade e preço abaixo estabelecidos:

Number of Class A Ordinary Shares: [—] Exercise Price per Share: R$ [—] Total Exercise Price: R$ [—]	Número de Ações Ordinárias Classe A: [—] Preço de Exercício por Ação: R$ [—] Preço de Exercício Total: R$ [—]

The undersigned undertakes to make within fifteen (15) business days after the date hereof the payment of the full exercise price above reported in respect of the Class A Ordinary Shares purchased hereunder (the “Purchased Shares”) and is fully aware and agrees that in case of non performance of such obligation within the term set forth herein then this notice of exercise of Options loses its effect for all purposes.	O signatário se compromete a efetuar, em 15 (quinze) dias úteis a contar desta data, o pagamento de exercício total no valor acima informado com relação à Ações Ordinárias Classe A adquiridas nos termos desta notificação (“Ações Adquiridas”), e tem pleno conhecimento e concorda que em não o fazendo neste prazo a presente notificação de exercício de Opções perde seu efeito para todos os fins.

The undersigned further declares that he/she/it agrees to sign the instrument of share transfers, compensation payments and/or other documents that may be necessary to effect the purchase of the shares.	O signatário declara, ainda, que se compromete a assinar os termos de transferências de ações, autorizações de compensação de pagamento e/ou outros documentos que se fizerem necessários à efetivação da compra das ações.

The undersigned further acknowledges that the shares to be purchased will be subject to the terms and conditions of the Share Option Plan of Nu Holdings Ltd. (the “Plan”).	Ademais, o signatário reconhece que as ações a serem adquiridas estarão sujeitas aos termos e às condições constantes do Plano de Opção de Ações da Nu Holdings Ltd. (o “Plano”).

The undersigned hereby represents and warrants:	O signatário, neste ato, declara e garante:

1. I am acquiring and will hold the Purchased Shares for investment purposes and for an indefinite period, and not to sell or distribute them.	1. Estou adquirindo e irei deter as Ações Compradas para fins de investimento e por um período indeterminado, e não para alienar ou distribuir tais Ações Compradas.

2. I understand that the Purchased Shares have not been registered under any securities	2. Eu entendo que as Ações Adquiridas não foram registradas sob quaisquer leis de títulos e valores mobiliários de qualquer jurisdição, e que a transferência das Ações Adquiridas deve ser registrada sob as leis aplicáveis de títulos e

laws of any jurisdiction, and that the transfer of the Purchased Shares must be registered under applicable securities laws, or I must obtain an opinion of counsel (satisfactory to the Company) that registration is not required. I acknowledge that the conditions for resale under any applicable securities laws have not been satisfied, that the Company is not required to satisfy such conditions, and that the Company does not have to register the Purchased Shares or any sale or transfer thereof.	valores mobiliários, ou eu devo obter um parecer de um advogado (satisfatório para a Sociedade) de que o registo não é obrigatório. Eu reconheço que as condições para revenda sob quaisquer leis aplicáveis de títulos e valores mobiliários não foram satisfeitas, que a Sociedade não é obrigada a satisfazer tais condições, e que a Sociedade não tem que registrar as Ações Compradas ou qualquer venda ou transferência das Ações Compradas.

3. I have received all information necessary or appropriate for deciding whether to invest in the Purchased Shares. I had an opportunity to have all questions answered by the Company. I am able, without impairing my financial condition, to hold the Purchased Shares for an indefinite period and to suffer a complete loss of my investment. I have such knowledge and experience as to be capable of evaluating the merits and risks of my investment.	3. Eu recebi todas as informações necessárias ou apropriadas para decidir se investir nas Ações Adquiridas. Eu tive a oportunidade de ter todas as perguntas respondidas pelas Sociedade. Eu sou capaz, sem prejudicar a minha condição financeira, de deter Ações Adquiridas por um período indeterminado e de sofrer uma perda total do meu investimento. Eu tenho conhecimento e experiência para ser capaz de avaliar os méritos e riscos do meu investimento.

4. I acknowledge that the Purchased Shares remain subject to the Company’s right of first refusal and the “lock-up” provision in the Plan.	4. Eu reconheço que as Ações Adquiridas permanecem sujeitas ao direito de preferência da Sociedade e ao “lock-up’ (período de restrição à negociação) previsto no Plano.

5. I agree that the Company does not have a duty to structure or administer the Plan in a manner that minimizes my tax liabilities. I will not make any claim against the Company or any of its affiliates related to such tax liabilities.	5. Eu concordo que a Sociedade não tem a obrigação de estruturar ou administrar o Plano de uma maneira que minimize as minhas obrigações tributárias. Eu não vou fazer qualquer reclamação contra a Sociedade ou qualquer de suas coligadas relacionada a tais obrigações tributárias.

[In particular, I acknowledge that my options are exempt from Section 409A of the Internal Revenue Code only if the exercise price per share is at least equal to the fair market value per share of the Company’s Class A Ordinary Shares at the time the option was granted by the Company. There is no guarantee that the Internal Revenue Service will agree with any valuation that may have been made by the Company or its Board of Directors or any affiliate, or by an independent valuation firm.]	[Em específico, eu reconheço que as minhas opções estão isentas da Seção 409A do Código da Receita Federal dos EUA somente se o preço de exercício por ação for pelo menos igual ao valor justo de mercado por ação das Ações Ordinárias Classe A da Sociedade no momento em que a opção foi outorgada pela Sociedade. Não há nenhuma garantia de que a Receita Federal dos EUA irá concordar com qualquer avaliação que tenha sido feita pela Sociedade ou pelo Conselho de Administração ou qualquer coligada, ou por uma empresa de avaliação independente.]

[above-bracketed language only for U.S. taxpayer optionees]	[texto acima entre colchetes aplicável somente para contribuintes dos Estados Unidos da América]

6. I agree to seek the consent of my spouse to the extent required by the Company to enforce the foregoing.	6. Eu concordo em procurar o consentimento do meu cônjuge na medida requerida pela Sociedade para fazer cumprir com o aqui previsto.

Date:	Data:

[name of signatory]

[nome do signatário]